Exhibit 99.1

TIAA Retirement Annuity Accounts

TIAA Real Estate Account

Real Estate | As of 9/30/2023

Portfolio Net Assets	Inception Date	Symbol	Estimated Annual Expenses[1,2]
$24.9 Billion	10/2/1995	QREARX	0.87%

Investment Description

The Account seeks to generate favorable total returns primarily through the rental income and appreciation of a diversified portfolio of directly held, private real estate investments and real estate-related investments while offering investors guaranteed daily liquidity. The Account intends to have between 75% and 85% of its net assets invested directly in real estate or real estate-related investments. The remainder of its net assets (targeted to be between 15-25%) will be invested in liquid, fixed-income investments.

Learn More

For more information please contact:
800-842-2252
Weekdays, *8 a.m. to 10 p.m. (ET)*,
or visit **TIAA.org**

Performance

	Total Return		Average Annual Total Return				
	3 Months	YTD	1 Year	3 Years	5 Years	10 Years	Since Inception
TIAA Real Estate Account	-2.47%	-9.19%	-12.37%	5.22%	4.11%	5.57%	5.91%

The performance data quoted represents past performance and is no guarantee of future results. Your returns and the principal value of your investment will fluctuate so that your accumulation units, when redeemed, may be worth more or less than their original cost. Current performance may differ from figures shown. For performance current to the most recent month-end, call 800-842-2252. Performance may reflect waivers or reimbursements of certain expenses. Absent these waivers or reimbursement arrangements, performance may be lower.

[1] The total annual expense deduction, which includes investment management, administration, and distribution expenses, mortality and expense risk charges, and the liquidity guarantee, is estimated each year based on projected expense and asset levels. Differences between actual expenses and the estimate are adjusted quarterly and are reflected in current investment results. Historically, adjustments have been small.

[2] The Account's total annual expense deduction appears in the Account's prospectus, and may be different than that shown herein due to rounding. Please refer to the prospectus for further details.

Hypothetical Growth of $10,000

The chart illustrates the performance of a hypothetical $10,000 investment on September 30, 2013 and redeemed on September 30, 2023.

TIAA Real Estate Account $17,195



$22,000
$20,000
$18,000
$16,000
$14,000
$12,000
$10,000
$8,000
9/23
9/13
3/15
9/16
3/18
9/19
3/21
9/22

The total returns are not adjusted to reflect sales charges, the effects of taxation or redemption fees, but are adjusted to reflect actual ongoing expenses, and assume reinvestment of dividends and capital gains, net of all recurring costs.

Properties by Type (As of 9/30/23)

	% of Real Estate Investments[3,4]
Industrial	29.9
Apartment	27.1
Office	24.5
Retail	12.1
Other	6.4

Properties by Region (As of 9/30/23)

	% of Real Estate Investments[3]
West	37.9
South	32.0
East	26.1
Midwest	3.9
Foreign	0.1

[3] Wholly owned properties are represented at fair value and gross of any debt, while joint venture properties are represented at the net equity value.

[4] Other properties represents interests in Storage Portfolio investments, a investment and land.

TIAA

Please refer to the next page for important disclosure information.

TIAA Retirement Annuity Accounts TIAA Real Estate Account Real Estate As of 9/30/2023 Continued on next page... 39 10/24/2023 8:47:29 AM 7142 Portfolio Composition (As of 9/30/23) Investments by Type % of Net Assets Real Estate Properties (Net Of Debt) 67.9% Real Estate Joint Ventures 24.7% Loans Receivable (Net Of Debt) 3.9% Real Estate Funds 3.6% Real Estate Operating Business 2.6% Marketable Securities - Other 0.9% Other (Net Receivable/Liability) -3.6% Top 10 Holdings5 (As of 9/30/23) % of Total Investments6 Ontario Industrial Portfolio 4.0% Simpson Housing Portfolio 3.5% Fashion Show 2.7% The Florida Mall 2.0% Storage Portfolio II 2.0% 1001 Pennsylvania Avenue 2.0% 701 Brickell Avenue 1.6% Great West Industrial Portfolio 1.5% Lincoln Centre 1.5% Dallas Industrial Portfolio 1.3% Total 22.1% Market Recap Economic Overview and Outlook Global economic growth conditions remained challenged in the third quarter, as Western developed economies continue to contend with the impact of rising inflation, elevated interest rates and the war between Russia and Ukraine. Most major economies experienced a loss in economic momentum during the quarter, and leading indicators suggest an elevated risk of recession over the next several quarters. The U.S. economy has proven to be resilient despite weakening global momentum. Economic growth improved to an estimated 3.1% annualized pace quarter-over-quarter in the third quarter as year-over- year growth rose to 2.5%. U.S. job growth also improved in the third quarter, propelling healthy wage and income growth in the economy. As a result, consumer spending continued to perform well during the quarter, particularly in the service sector.  However, the combination of strong wage growth and gains in consumer spending has made it more difficult for the Federal Reserve to bring inflation down towards the Federal Reserve’s target of around 2% Core Consumer Price Index (CPI) inflation, which excludes volatile food and energy prices, remains on a general downward trend but has been more stubborn than previously expected, driven by elevated price increases in service industries. As a result, the Federal Reserve increased the target range for the federal funds rate in July to 5.25%-5.50% and signaled that interest rates may stay elevated well into 2024 to bring inflation down further.   Expectations that short-term interest rates will stay high for a longer period pushed long-term interest rates up during the third quarter. Yields on 10-year Treasury bonds rose 78 basis points from July through September after staying flat during the first half of the year. In addition, financial institutions continued to tighten lending standards during the third quarter, making credit increasingly difficult to obtain. The U.S. has been able to maintain a healthy pace of growth despite these headwinds in financial markets, but cracks are beginning to form in the U.S. economy. Manufacturing activity continued to contract during the quarter, and recent leading labor market indicators suggest hiring will slow going forward.  As a result, the U.S. still faces an elevated risk of recession over the next several quarters. Other developed economies have fared worse over the last several months. Inflation has proven to be even stickier in Europe, with core CPI inflation in the Eurozone remaining above 5% at the end of the third quarter despite aggressive monetary tightening. At the same time, business survey data from the Eurozone has dipped to its lowest levels since the early months of the COVID-19 pandemic, and output and sales data on Eurozone manufacturing and exports has contracted year-over-year. This has put policymakers in Europe in a difficult position, as inflation remains a chief concern even as recession seems increasingly likely. In Asia, growth in China has fallen well short of expectations in recent quarters. The reopening of the Chinese economy after COVID-19 related lockdowns failed to produce the boost in economic activity that many were expecting. Business confidence within China has faltered over the past several months, and the Chinese economy continues to face headwinds from commercial and residential real estate debt overhangs. Policymakers have signaled some monetary and fiscal stimulus for the Chinese economy in upcoming quarters, but weaker global growth conditions and the shift in the U.S. from goods to service consumption are likely the weigh on China’s export demand.  Real Estate Market Conditions and Outlook The combination of macroeconomic uncertainty and tighter lending standards has restrained commercial real estate deal activity in recent quarters. According to preliminary results from Real Capital Analytics, sales of commercial properties in the U.S. fell to $84.0 billion in the third quarter of 2023, down 53.6% from the third quarter of 2022 and marking the slowest quarter of transaction volume in three years. The recent run-up in long-term interest rates is likely to introduce additional uncertainty into the pricing environment across property types, including target areas like industrial, alternatives, and pockets of retail which benefit from low vacancy rates and healthy net operating income growth. Traditional office continues to face significant headwinds, both from structural shifts driven by work- from-home trends and cyclical challenges stemming from weakness in the office-using tech and finance sectors. Higher quality assets in prime locations have fared comparably better in recent quarters and have been able to gain market share as tenants seek out premium space. Firms continue to coalesce around hybrid schedules as the new normal, with tenants using this opportunity to reduce their office footprints. Not all developments in the office sector have been negative, however. Unemployment remains near historic lows and employers are still hiring overall, particularly for skilled workers. Recent economic uncertainty has shifted some leverage back to employers, who have responded by increasing calls for workers to return to office use. In addition, alternatives in the office sector like medical and life sciences offices face less of a challenge from work-from-home shifts, and benefit from favorable

TIAA Retirement Annuity Accounts TIAA Real Estate Account Real Estate As of 9/30/2023 Continued on next page... 39 10/24/2023 8:47:29 AM 7142 demographic tailwinds from an aging population which make them attractive investments over the medium/long term. Retail spending has fared better than expected over the past several months but the sector still faces some macroeconomic uncertainty, particularly if the economy slows in upcoming quarters and consumers continue to shift their spending habits towards services. Demand in neighborhood, community, and strip mall centers has held up well throughout the past few years and this subsector continued to experience near record-low vacancy in the third quarter of 2023. Supply growth has been limited over the past few years, and there are few new projects in the construction pipeline, so fundamentals in this area of retail are expected to remain strong. Tenants in necessity-based and grocery-anchored retail are likely to remain resilient should the U.S. fall into a recession in upcoming quarters, and well-located mixed used opportunities represent attractive investment targets over the medium/long term. The multifamily sector is exhibiting a continued rebound in demand as evidenced by three consecutive quarters of positive demand growth. Demand continues to fall short of new supply, which is causing a further deceleration in rent growth and occupancy. In the near term, demand is unlikely to keep up with record new supply that will peak in mid-2024. Supply growth is highest across Sunbelt markets, which continue to experience the strongest population growth As mortgage rates have climbed, many potential buyers are either being priced out of the market or waiting for a more affordable time to buy. Vacancy rates continued to rise in most industrial markets, as demand for space has been restrained by cyclical headwinds from the macroeconomy and new supply deliveries continued at elevated levels in the third quarter. Vacancy rates are still below long-term averages in most key markets, however, and the sector still benefits from favorable medium/long-term dynamics driven by e-commerce and supply chain diversification. The construction pipeline remains elevated relative to historical norms, but new industrial construction starts slowed near decade-lows in the third quarter of 2023. This suggests that supply pressures should ease towards the end of 2024, just as some of the cyclical headwinds begin to subside. This should keep industrial vacancies low and drive above-average rental growth in the sector in outer years. The Account returned -2.47% in the third quarter of 2023 and -12.37% since September 30, 2022. As a result of interest rate increases and decreased commercial property transactions, property values have been adjusted downward. The third quarter net return was negative for the fourth consecutive quarter and reflects the impact of these broader economic conditions on property valuations. While the Account has experienced valuation declines, property fundamentals remain strong and the properties within the Account are well positioned. The Account remains focused on transitioning the portfolio to adapt to changing macro-economic trends by increasing its exposure to sectors with stronger growth prospects and lower capital requirements. Over the last year, the Account has been less active from a transaction standpoint due to the ongoing market volatility and liquidity constraints, and the Account will closely monitor conditions for the most prudent timing for potential dispositions and acquisitions of commercial properties. Important Information 5 The commercial real property holdings listed are subject to change and may not be representative of the Account’s current or future investments. The property holdings listed are part of the Account’s long-term investments and exclude liquid, fixed-income investments and other securities held by the Account. The property holdings do not include the Account’s entire investment portfolio and should not be considered a recommendation to buy, sell or hold a particular security or other investment. 6 Real estate fair value is presented gross of debt. Investments in joint ventures are presented at the Account's ownership interest. Simpson Housing Portfolio is held in a joint venture with Simpson Housing LP, in which the Account holds an 80% interest, and is presented gross of debt. As of September 30, 2023, the debt had a fair value of $378.0 million. Fashion Show is held in a joint venture with General Growth Properties, in which the Account holds 50% interest, and is presented gross of debt. As of September 30, 2023, the debt had a fair value of $417.5 million. The Florida Mall is held in a joint venture with Simon Property Group, LP, in which the Account holds a 50% interest, and is presented gross of debt. As of September 30, 2023, the debt had a fair value of $297.6 million. Storage Portfolio II is held in a joint venture with Extra Space Properties 134, LLC, in which the Account holds a 90% interest, and is presented gross of debt. As of September 30, 2023, the debt had a fair value of $162.7 million. 701 Brickell Avenue is presented gross of debt. As of September 30, 2023, the debt had a fair value of $161.1 million. Real estate investment portfolio turnover rate for the Account was 1.0% as of 09/30/2023. Real estate investment portfolio turnover rate is calculated by dividing the lesser of purchases or sales of real estate property investments (including contributions to, or return of capital distributions received from, existing joint venture and limited partnership investments) by the average value of the portfolio of real estate investments held during the period. Marketable

TIAA Retirement Annuity Accounts TIAA Real Estate Account Real Estate As of 9/30/2023 Continued on next page... 39 10/24/2023 8:47:29 AM 7142 securities portfolio turnover rate for the Account was 11.9% as of 09/30/2023. Marketable securities portfolio turnover rate is calculated by dividing the lesser of purchases or sales of securities, excluding securities having maturity dates at acquisition of one year or less, by the average value of the portfolio securities held during the period. Teachers Insurance and Annuity Association of America (TIAA), New York, NY, issues annuity contracts and certificates. This material is for informational or educational purposes only and does not constitute investment advice under ERISA, a securities recommendation under federal securities laws, or an insurance product recommendation under state insurance laws or regulations. This material is intended to provide you with information to help you make informed decisions. You should not view or construe the availability of this information as a suggestion that you take or refrain from taking a particular course of action, as the advice of an impartial fiduciary, as an offer to sell or a solicitation to buy or hold any securities, as a recommendation of any securities transactions or investment strategy involving securities (including account recommendations), a recommendation to rollover or transfer assets to TIAA or a recommendation to purchase an insurance product. In making this information available to you, TIAA assumes that you are capable of evaluating the information and exercising independent judgment. As such, you should consider your other assets, income and investments and you should not rely on the information as the primary basis for making investment or insurance product purchase or contribution decisions. The information that you may derive from this material is for illustrative purposes only and is not individualized or based on your particular needs. This material does not take into account your specific objectives or circumstances, or suggest any specific course of action. Investment, insurance product purchase or contribution decisions should be made based on your own objectives and circumstances. The purpose of this material is not to predict future returns, but to be used as education only. Contact your tax advisor regarding the tax implications. You should read all associated disclosures. TIAA-CREF Individual & Institutional Services, LLC, Member FINRA and SIPC, distributes securities products. Investment, insurance and annuity products are not FDIC insured, are not bank guaranteed, are not deposits, are not insured by any federal government agency, are not a condition to any banking service or activity and may lose value. THIS MATERIAL MUST BE PRECEDED OR ACCOMPANIED BY A CURRENT PROSPECTUS FOR THE TIAA REAL ESTATE ACCOUNT. PLEASE CAREFULLY CONSIDER THE INVESTMENT OBJECTIVES, RISKS, CHARGES, AND EXPENSES BEFORE INVESTING AND CAREFULLY READ THE PROSPECTUS. ADDITIONAL COPIES OF THE PROSPECTUS CAN BE OBTAINED BY CALLING 877-518-9161. A Note About Risks In general, the value of the TIAA Real Estate Account will fluctuate based on the underlying value of the direct real estate or real estate-related securities in which it invests.  The risks associated with investing in the TIAA Real Estate Account include the risks associated with real estate ownership including among other things fluctuations in property values, higher expenses or lower income than expected, risks associated with borrowing and potential environmental problems and liability, as well as risks associated with participant flows and conflicts of interest. For a more complete discussion of these and other risks, please consult the prospectus. ©2023 Teachers Insurance and Annuity Association of America-College Retirement Equities Fund, 730 Third Avenue, New York, NY 10017 MFS-3000475PR-Q0623P